SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

October 18, 2016
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Date of Report (date of earliest event reported)

ALL-AMERICAN SPORTPARK, INC.
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Exact name of Registrant as Specified in its Charter

Nevada	0-024970	88-0203976
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State or Other Jurisdiction	Commission File	IRS Employer
of Incorporation	Number	Identification Number

6730 South Las Vegas Boulevard, Las Vegas, NV 89119
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Address of Principal Executive Offices, Including Zip Code

(702) 798-7777
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Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01.  Completion of Acquisition or Disposition of Assets

On October 18, 2016, All-American SportPark, Inc. (the “Company”) completed the closing of its previously disclosed Transfer Agreement for the sale and transfer of the Company’s 51% interest in All American Golf Center, Inc. (“AAGC”), which constitutes substantially all of the Company’s assets.  Pursuant to the Transfer Agreement, the Company transferred the 51% interest in AAGC to Ronald Boreta and John Boreta (the “Boretas”), and also issued to the Boretas 1,000,000 shares of the Company’s common stock, in exchange for the cancellation of promissory notes held by the Boretas and the interest accrued thereon totaling approximately $8,613,000.

In connection with the closing of the Transfer Agreement, AAGC assumes the obligation of the Company to pay Ronald Boreta for deferred salary which currently totals approximately $320,000. In addition, AAGC cancelled approximately $4,125,000 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boretas cancelled approximately $1,367,000 owed to them by the Company. The Company cancelled approximately $27,605 owed to the Company by entities controlled by the Boretas.

The terms of the Transfer Agreement are more fully described in the Company’s Definitive Information Statement filed with the Securities and Exchange Commission on September 20, 2016, which description is incorporated herein by this reference.

As a result of the closing of the Transfer Agreement, the Company now has no or nominal operations and no or nominal assets and is therefore considered to be a “Shell Company” as that term is defined in Rule 12b-2 of the Exchange Act.

Item 9.01.   Financial Statements and Exhibits.

(b)       Pro forma financial information.

The unaudited pro forma consolidated condensed financial statements required pursuant to Rule 8-05 of Regulation S-X were previously included in the Company’s Definitive Information Statement filed with the Securities and Exchange Commission on September 20, 2016 and pursuant to General Instruction B3 of Form 8-K, are hereby incorporated by this reference and not additionally reported herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL-AMERICAN SPORTPARK, INC.

Date: October 18, 2016	By:	/s/ Ronald S. Boreta
Ronald S. Boreta, President

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